EXHIBIT 99.1

IVAX DIAGNOSTICS ANNOUNCES COLLECTION OF SIGNIFICANT ACCOUNTS

RECEIVABLE; REPORTS PRELIMINARY FIRST QUARTER RESULTS

MIAMI, FL—(BUSINESS WIRE)—May 16, 2005—IVAX Diagnostics, Inc. (AMEX:IVD) today reported that it received a payment of approximately 2 million Euro from a governmental region in Italy in satisfaction of previously outstanding accounts receivable balances from hospitals located in the region. A significant portion of this payment relates to accounts receivable against which the Company had previously established allowances. IVAX Diagnostics is required under generally accepted accounting principles to record the impact of this collection of these receivables in the first quarter of 2005, and this event is expected to have a significant positive effect on IVAX Diagnostics’ financial position and results of operations for the quarter ended March 31, 2005. Due to the timing of the Company’s receipt of the payment and the effort involved in revising its financial statements to reflect this development, IVAX Diagnostics anticipates a delayed filing of its Form 10-Q for the three months ended March 31, 2005. IVAX Diagnostics expects to announce earnings and file its Form 10-Q for the first quarter of 2005 no later than May 23, 2005.

Based on the data currently available, and excluding the impact of collecting the previously outstanding receivables, IVAX Diagnostics today announced that it anticipates reporting a record net income of $227,000 for the first quarter of 2005. Net income of $19,000 was earned in the first quarter of 2004. As noted above, the collection of the receivables is expected to significantly increase the reported net income for the 2005 quarter above the already anticipated record net income.

Giorgio D’Urso, CEO and president of IVAX Diagnostics, said, “We are pleased about this large accounts receivable collection and look forward to releasing our final results for the first quarter of 2005 once the full effect of the payment is calculated. We expect that this collection will have a significant positive impact on our financial position and results of operations for the first quarter of 2005.”

Phillip Frost, M.D., IVAX Diagnostics’ Chairman, said, “The receipt of the receivables will further strengthen our cash position for ongoing operations and future investments.”

About IVAX Diagnostics, Inc.

IVAX Diagnostics, Inc., headquartered in Miami, Florida, develops, manufactures and markets proprietary diagnostic reagents, instrumentation, and software in the United States and Italy through its three subsidiaries: Diamedix Corporation, Delta Biologicals S.r.l., and ImmunoVision, Inc. IVAX Corporation (AMEX:IVX, LSE:IVX.L) owns approximately 74% of IVAX Diagnostics, Inc.

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect the business and prospects of IVAX Diagnostics, Inc., including, without limitation: that our independent registered accounting firm has not audited or reviewed the financial information contained in this press release; that our revised financial results will take longer to prepare than anticipated; that the assumptions and estimates on which we based the preliminary financial information contained in this press release may prove to be incorrect, inadequate or incomplete; that our actual financial results for the first quarter of 2005 may differ materially from the preliminary results set forth above; the risk that we may be unable to file our financial statements or reports for current or future periods on a timely basis or when anticipated; and other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from our forward-looking statements are included in our annual report on Form 10-K for the year ended December 31, 2004 and other filings with the SEC. We undertake no obligation to update or revise these forward-looking statements to reflect events or circumstances after the date hereof except as required by law.

Contact:	Duane M. Steele
IVAX Diagnostics, Inc.
305-324-2338
www.ivaxdiagnostics.com